THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


Principal Amount $59,500                            Issue Date: October 31, 2008


             8% SENIOR SECURED PROMISSORY NOTE DUE JANUARY 31, 2010


FOR VALUE RECEIVED, NaturalNano, Inc., a Nevada corporation ("NaturalNano"), and NaturalNano Research, Inc., a Delaware corporation and wholly owned subsidiary of NaturalNano ("NN Research" and, together with NaturalNano, the "Borrowers"), hereby jointly and severally promise to pay to the order of Platinum Long Term Growth IV, LLC, 152 West 57th Street, 54th Floor, New York, New York (the "Holder"), the sum of Fifty-Nine Thousand Five Hundred Dollars ($59,500), on January 31, 2010 (the "Maturity Date").

         Interest on the outstanding principal balance shall be paid in arrears at the rate of eight percent (8%) per annum, payable quarterly on the first day of January, July, April and October of each year (provided that the first interest payment hereunder shall be due January 31, 2009) and a final interest payment due on the Maturity Date. Interest shall be payable to the holder of this Note of record on the fifteenth day of the preceding month. Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed. Interest may be paid in cash or in shares of NaturalNano's common stock, par value $.001 per share ("Common Stock"); provided, that any payment in shares of Common Stock shall be subject to the provisions of Section 1.2 of this Note. Interest shall be payable at the default interest rate of the lesser of
(x) eighteen percent (18%) per annum or (y) the maximum rate of interest which may legally be charged, (a) if the Borrowers fail to make any monetary payment due on this Note within ten (10) days after the date such payment is due and continuing at such rate until the payment default is cured, and (b) during the pendency of any Event of Default, as hereinafter defined, other than a failure to make any monetary payment.

         Payment of this Note is secured pursuant to, and as described in, the Loan and Security Agreement, dated as of September 29, 2008, among the Holder, NaturalNano and the other parties named therein (the "Loan Agreement"). This Note satisfies the Holder's obligations with respect to the Second Advance (each such term as defined in the Loan Agreement); provided, however, the Borrowers acknowledge that they have not satisfied the conditions for the Second Advance set forth in the Loan Agreement, and the funding of the Second Advance shall not be deemed to satisfy (absent waiver or consent by the Requisite Investors) any of the conditions set forth in Section 9.3.7 of the Loan Agreement with respect to the Third Advance, which Third Advance may be made only at the sole discretion of the Requisite Investors.

         This Note is one a series of Notes issued or to be issued pursuant to the Loan Agreement, all of which are collectively referred to herein as the "Notes".

SECTION 1.        Interest Payments

      1.1. Payment of Interest in Cash. Except as provided in Section 1.2 of this Note, interest shall be paid in cash on the interest payment dates.

      1.2. Payment of Interest in Stock. The Borrowers may pay interest on this
Note in shares of Common Stock provided that the following conditions are met:

            1.2.1. The shares of Common Stock issuable in payment of interest shall be subject to a current and effective registration statement or eligible to be immediately sold without volume restrictions or current public information requirements pursuant to Rule 144 under the Securities Act and NaturalNano shall deliver to the Holder an unlegended stock certificate or, if the Holder shall have provided NaturalNano with account information, NaturalNano shall have caused the shares to be electronically delivered to Holder's brokerage account.

            1.2.2. NaturalNano shall be current in its filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

            1.2.3. The Common Stock shall be traded on the OTC Bulletin Board, the Nasdaq Stock Market or the New York or American Stock Exchange, NaturalNano shall not have received notice from any such market or exchange to the effect that the Common Stock may be subject to delisting from such market or exchange, and no event shall have occurred which would result in the delisting of the Common Stock from such market.

            1.2.4. The number of shares of Common Stock to be issued shall be determined by dividing the amount of the interest payment by eighty five percent (85%) of the daily volume weighted average price ("VWAP") of the Common Stock for the 20 trading days immediately preceding (but not including) the day that is one trading day prior to the interest payment date.

            1.2.5. VWAP means the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary trading market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function.

            1.2.6. Following such issuance, the Holder shall not beneficially own (determined as set forth in Section 2.8 hereof) in excess of 4.99% (or 9.99% if the Holder has waived the provisions of Section 2.8.1(A) hereof) of the then outstanding number of shares of Common Stock on the date of such issuance (the calculation of such percentage to be determined jointly by the Holder and the Borrower in good faith).

SECTION 2.        Conversion

      2.1 Conversion Right. The Holder shall have the right at any time and from time to time until the principal and interest on this Note shall have been paid in full, to convert the principal and any interest due under this Note into shares of Common Stock as provided in this Section 2.

      2.2 Conversion Procedure. If the Holder exercises its right of conversion, the Holder shall give NaturalNano a Notice of Conversion in the form annexed to this Note, setting forth the amount of principal and interest that the Holder is converting into Common Stock at the Conversion Price in effect on the date of such notice. The date of such notice is referred to as the Conversion Date. Upon delivery to NaturalNano of a completed Notice of Conversion, NaturalNano shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the "Delivery Date") that number of shares of Common Stock for the amount of principal and interest on the Note which is being converted, as set forth in Section 2.9 of this Note. To the extent that the Holder does not elect to convert interest, then, in accordance with and subject to the provisions of Section 1.2 of this Note, the Borrowers shall pay accrued interest to the Conversion Date on that portion of the principal of the Note with respect to which accrued interest is not being converted, such payment to be made not later than the Delivery Date. Except to the extent that the unpaid principal balance of this Note is being presented for conversion, the Holder shall not be required to present this Note in order to effect conversion, and the Holder shall maintain a ledger setting forth each conversion of principal and interest on this Note and such ledger shall, absent manifest error, be deemed to be binding and conclusive on the Borrowers.

      2.3 Conversion Price. The Conversion Price shall be $0.005 per share of Common Stock, subject to adjustment as set forth in Section 2.4 of this Note. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest of the Note to be converted by the Conversion Price in effect on the Conversion Date.

      2.4 Adjustment to the Conversion Price. The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

            2.4.1 Merger or Sale of Assets. If NaturalNano shall at any time consolidate with or merge into or sell or convey all or substantially all its assets to any other Person, as defined in the Loan Agreement, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to be convertible into such number and kind of shares of capital stock or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

            2.4.2 Reclassification. If NaturalNano at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be convertible into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

            2.4.3 Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

      2.5 Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to Section 2.4 of this Note, NaturalNano shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

      2.6 Reservation of Shares. NaturalNano shall promptly, and in no event later than November 30, 2008, take all actions to ensure that, during the period that the conversion right exists, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock issuable upon the full conversion of this Note. NaturalNano represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. NaturalNano agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

      2.7 Right to Require Conversion. Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, and provided that all of the shares of Common Stock issuable upon conversion of the Note, have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") the Borrowers shall have the right to require the Holder of this Note to convert all or any portion of this Note into shares of Common Stock at the Conversion Price on the date that the Borrowers give notice of such required conversion, subject to the following terms and conditions.

            2.7.1 The Borrowers may only exercise such right if a registration statement covering the sale by the Holder of all of the shares of Common Stock issuable upon conversion of this Note (the "Registration Statement") is current and effective and, based on the date of the prospectus forming a part of the registration statement and the age of the financial statements contained in the registration statement, the registration statement can be used by the Holder in connection with the sale of the Common Stock for at least three months without the need to file a post-effective amendment to update the registration statement, and there shall not have occurred any material event concerning either of the Borrowers for which disclosure would be necessary in order that the information contained in the registration statement is true and correct in all material respects and does not omit any information necessary to make the information contained therein not misleading. Or, if a registration statement shall not be effective or any of the other conditions set forth above cannot be satisfied by the Borrowers, Borrowers, nevertheless may require conversion if sufficient common stock is available for delivery to the Holder that is eligible to be immediately sold without volume restrictions or current public information requirements pursuant to Rule 144 under the Securities Act. The notice of required conversion shall include the certificate of the Borrowers' respective chief executive officers as to the matters set forth in this Section 2.7.1.

            2.7.2 The Common Stock shall be traded on the OTC Bulletin Board, the Nasdaq Stock Market or the New York or American Stock Exchange and shall be eligible for transfer using the facilities of the Depository Trust Company (the "DTC Program"); NaturalNano shall not have received notice from any such market or exchange to the effect that the Common Stock may be subject to delisting from such market or exchange, and no event shall have occurred which would result in the delisting of the Common Stock from such market.

            2.7.3 The closing price of the Common Stock on the principal market or exchange on which the stock is traded is not less than $1.00 (as adjusted for splits, combinations and the like occurring after the date hereof) for not less than 20 consecutive trading days ending on the date prior to the date on which NaturalNano gives notice to the Holder exercising its rights under this Section 2.7.

            2.7.4 NaturalNano will tender to the Holder such number of shares of Common Stock as are issuable upon conversion of the principal amount of this Note being converted, but not such number of shares as would result in a violation of the 4.99% Limitation, as hereinafter defined or 9.99% if the Holder has waived the provisions of Section 2.8.1(A) hereof (it being understood that the portion of the Note that would otherwise violate the 4.99% Limitation or the limitations of Section 2.8.1 if it were to be so converted shall remain issued and outstanding). In connection with any such conversion, the calculation of such percentage shall be determined jointly by Holder and the Borrowers in good faith.

            2.7.5 Any partial exercise of the rights under this Section 2.7 shall be made proportionately as to the Holder and all other holders of the Notes.

      2.8 Limitation on Right to Convert or Exercise Securities.

            2.8.1

            (A) Notwithstanding any other provision of this Note, except as expressly provided in this Note, the Holder shall not be entitled to convert this Note into shares of Common Stock to the extent that such conversion would result in beneficial ownership by the Holder and its Affiliates, as defined in the Loan Agreement, of more than 4.99% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder. The limitation set forth in this Section 2.4(A) is referred to as the "4.99% Limitation." Notwithstanding the above, upon the Holder providing NaturalNano with at least 61 days' prior written notice that the Holder would like to waive this Section 2.8.1(A) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 2.8.1(A) shall be of no force or effect with regard to all or a portion of the Note referenced in such notice.

            (B) Notwithstanding any other provision of this Note, except as expressly provided in this Note, the Holder shall not be entitled to convert this Note into shares of Common Stock to the extent that such conversion would result in beneficial ownership by the Holder and its Affiliates, as defined in the Loan Agreement, of more than 9.99% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder. Notwithstanding the above, upon the Holder providing NaturalNano with at least 61 days' prior written notice that the Holder would like to waive this Section 2.8.1(B) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this
      Section 2.8.1(B) shall be of no force or effect with regard to all or a portion of the Note referenced in such notice.

      2.9 Mechanics of Conversion.

            2.9.1 Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than the Delivery Date, NaturalNano shall deliver to the Holder (a) a certificate or certificates which, after the effective date of a registration statement covering the shares of Common Stock issuable upon conversion of this Note (the "Effective Date"), shall be free of restrictive legends and trading restrictions (other than those required by the Securities Act) representing the number of shares of Common Stock being acquired upon the conversion of the Note, and (b) unless Borrowers elect to pay the same in cash and deliver a bank check in the amount of the same, the number of shares of Common Stock required to be delivered on account of accrued and unpaid interest on the portion of the Note being converted (in accordance with and subject to the conditions of Section 1.2 hereof) unless the Holder converts such interest into Common Stock. After the Effective Date, NaturalNano shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by NaturalNano under this

      Section 2.9 electronically through the Depository Trust Company or another established clearing company performing similar functions if NaturalNano's transfer agent has the ability to deliver shares of Common Stock in such manner. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled to elect by written notice to the Borrowers at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the conversion shall be deemed void ab initio.

            2.9.2 Obligation Absolute; Partial Liquidated Damages. NaturalNano's obligations to issue and deliver the Common Stock upon conversion of this
      Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Borrowers or either of them or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrowers to the Holder in connection with the issuance of such shares. In the event the Holder shall elect to convert any or all of this Note, NaturalNano may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and NaturalNano posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration or litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, NaturalNano shall issue the Common Stock or, if applicable, cash, upon a properly noticed conversion. If NaturalNano fails to deliver to the Holder such certificate or certificates pursuant to this Section 2.9 within two trading days of the Delivery Date applicable to such conversion, the Borrowers shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Note being converted, $50 per trading day (increasing to $100 per trading day three (3) trading days after such damages begin to accrue and increasing to $200 per trading day six (6) trading days after such damages begin to accrue) for each trading day after the Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the NaturalNano's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

            2.9.3 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If NaturalNano fails to deliver to the Holder such certificate or certificates pursuant to this Section 2.9 by the Delivery Date, and if after such Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder was entitled to receive upon the conversion relating to such Delivery Date (a "Buy-In"), then the Borrowers shall pay in cash to the Holder the amount by which (a) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (i) the product of (x) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by
      (y) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under the immediately preceding sentence the Borrowers shall be required to pay the Holder $1,000. The Holder shall provide the Borrowers written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Borrowers. Nothing in this Section 2.9 shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to NaturalNano's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of this Note pursuant to its terms.

            2.9.4 Fractional Shares. Upon a conversion hereunder, NaturalNano shall not be required to issue stock certificates representing fractions of shares of the Common Stock. All fractional shares shall be carried forward and any fractional shares which remain after a Holder converts all of this Note shall be rounded up to the next whole number of shares.

            2.9.5 Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Borrowers shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Borrowers shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrowers that such tax has been paid.

SECTION 3.        Events of Default.

      3.1. The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from the Holders of a majority of the outstanding principal amount of the Notes or by the Agent, as defined in the Loan Agreement, upon the request of the holders of a majority of the outstanding principal amount of the Notes, forthwith become and be due and payable if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.

      3.2. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Note (provided that the holders of a majority of the outstanding principal amount of the Notes may waive any such Event of Default):

            3.2.1. Borrowers' failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due on this Note or on any of the Obligations, as defined in the Loan Agreement.

            3.2.2. Any representation or warranty or other statement made or furnished to the Holder by or on behalf of the Borrowers in the Loan Agreement or in any document or instrument furnished in connection with the Loan Agreement proves to have been false or misleading in any material respect when made or furnished.

            3.2.3. Breach of or failure in the due observance or performance in any material respect of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the Loan Agreement or any of the other Transaction Documents and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the holder of any Note issued pursuant to the Loan Agreement to the Borrower.

            3.2.4. Failure of the Common Stock to be listed or quoted on the OTC Bulletin Board, the Nasdaq Stock Market or the American or New York Stock Exchange for any reason.

            3.2.5. Failure of the Common Stock to be eligible for transfer pursuant to the DTC Program for any reason. 3.2.6. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrowers to be observed or performed pursuant to the Loan Agreement or any other Transaction Documents (as defined in the Loan Agreement) or breach by Borrower of any other agreement with the Holder beyond the expiration of any grace or cure periods provided therein.

            3.2.7. (A) a judgment or judgments for the payment of money in excess of $25,000 (other than with respect to Compensation Liabilities (as defined below)) shall be rendered against either Borrower, and any such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) a judgment or judgments for the payment of money owed in respect of any salaries or wages owed to employees or former employees of the Borrower for services rendered during or prior to the 2008 calendar year (such past due wages, "Compensation Liabilities") in excess of $75,000 shall be rendered against either Borrower, and any such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (C) an order of judicial attachment, sale or levy shall be issued to satisfy any judgment described in clause (A) or (B) of this Section 3.2.7; or

            3.2.8. Either Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable, or admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

            3.2.9. An order, judgment or decree shall be entered, or a case shall be commenced, against either Borrower, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of such Borrower or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, and the Borrower, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of 90 consecutive days or an order for relief in connection therewith shall be entered; or

            3.2.10. If the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any other corporation; or

            3.2.11. Failure by the Borrower to pay any other indebtedness or obligation in excess of $25,000 (other than (i) trade payables existing on September 29, 2008 so long as the creditors of such trade payables have not sought any judgment or other judicial enforcement with respect to such trade payables and (ii) Compensation Liabilities), or if any such other indebtedness or obligation which is not subject to a bonafide dispute shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other indebtedness or obligation which is not subject to a bonafide dispute; or

            3.2.12. Failure by any Borrower to take all steps necessary to grant or maintain to the Holder and/or the Agent a perfected first priority security interest in any intellectual property acquired subsequent to the Closing Date;

            3.2.13. The issuance by NaturalNano of any preferred stock without the prior written consent of the holders of a majority of the outstanding principal amount of the Notes; or

            3.2.14. Failure by either of the Borrowers to pay their respective payroll obligations when due or any payroll or employment taxes in respect thereof; or

            3.2.15. Substantial loss, theft, damage, or destruction of the collateral provided to the Holder pursuant to this Note or the Loan Agreement, and not covered by insurance in any material respect.

SECTION 4.        Miscellaneous

      4.1. Usury Saving Provision. All payment obligations arising under this Note are subject to the express condition that at no time shall the Borrowers be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrowers are permitted by law to contract or agree to pay. If by the terms of this Note, the Borrowers are at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

      4.2. Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      4.3. Governing Law. This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in New York County, New York in any action that may be brought pursuant to this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personal jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum. In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in Section 4.5 of this Note (other than by telecopier) or (ii) in any other manner permitted by law.

      4.4. Waiver of Right to Trial by Jury. BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND WAIVE ANY RIGHT TO BRING A COUNTERCLAIM AGAINST THE HOLDER IN ANY ACTION TO ENFORCE THIS NOTE. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT THIS NOTE.

      4.5. Notice. All notices, requests or other communications required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed to have been sufficiently given when delivered by personal service or sent by registered mail, overnight courier services with provided evidence of delivery or attempted delivery, or facsimile, to the Borrowers c/o NaturalNano, Inc., 15 Schoen Place, Pittsford, New York 14534-2025, telecopier
(585) 267-4825, to the attention of the person who executed this Note on behalf of NaturalNano of this Agreement or to the Holder at its address set forth on the Borrower's records. Either party may, be like notice, change the address or telecopy number or the person to whom notice is to be given. Notice shall be deemed given when received or when attempted delivery is made (based on evidence of attempted delivery by the United States Postal Service or an overnight courier or a messenger service), provided that notice by telecopier shall be deemed given when receipt is acknowledged by the recipient.

      4.6. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. No consideration shall be offered to any holder of any of the Notes for any waiver or modification without offering the same shall consideration to all holders of the Notes.

      4.7. Assignability. This Note shall be binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrowers may not assign any of its obligations under this Note without the consent of the Holder.

      4.8. Cost of Collection. If default is made in the payment of this Note, Borrowers shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees, regardless of whether the Holder commenced litigation in order to enforce its rights under this Note.

      4.9. Stockholder Status. The Holder shall not have rights as a stockholder of NaturalNano with respect to unconverted portions of this Note. However, from and after the Conversion Date, the Holder will have all the rights of a shareholder of NaturalNano with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower regardless of whether physical certificates shall have been delivered.



                          [Signature on following page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.


                                           NATURALNANO, INC.


                                           By:   /s/ C.A. FLEISCHER
                                                 ------------------
                                                 Name:  Cathy A. Fleischer
                                                 Title: President



                                           NATURALNANO RESEARCH, INC.


                                           By:   /s/ C.A. FLEISCHER
                                                 ------------------
                                                 Name:  Cathy A. Fleischer
                                                 Title: President

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)


      The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by NaturalNano, Inc. and NaturalNano Research, Inc. on _______________ into shares of Common Stock of NaturalNano, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                    -------------------------------

Conversion Price:
                      -----------------------------

Number of Shares To Be Delivered:
                                  -----------------

Signature:
           ----------------------------------------

Print Name:
            ---------------------------------------
     Title:
            ---------------------------------------

Address:
         ------------------------------------------

         ------------------------------------------

         ------------------------------------------